Exhbit 4.9
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is being entered into on August 15, 2006, between Regency Energy Partners LP, a Delaware partnership (the “Registrant”), and Flatrock Production Company, LLC, a Texas limited liability company (“Flatrock”), P. Scott Martin, Phillip M. Mezey, Don E. Cole, Clay Y. Smith, Thomas H. Flowers, Eric S. Friedrichs, Dorothy L. McCoppin, Mark A. Norville, David S. O’Dell and the Estate of Martin H. Zolkoski (each a “Holder,” and collectively, the “Holders”).
RECITALS
     WHEREAS, this Agreement is made in connection with the issuance of Class B Common Units (as defined below) of the Registrant to HMTF Gas Partners II, L.P., a Delaware limited partnership (“GPII”), pursuant to the Contribution Agreement, dated July 12, 2006 (the “Contribution Agreement”), between the Registrant, GPII and Regency Gas Services LP, a Delaware limited partnership and a wholly owned subsidiary of the Registrant, and GPII;
     WHEREAS, the Class B Common Units may be converted after February 8, 2007 into Common Units (as defined below) pursuant to the Amended and Restated Limited Partnership Agreement of Registrant, dated as of February 3, 2006, as amended by Amendment No. 1 dated August 15, 2006 (as may be amended, the “Partnership Agreement”);
     WHEREAS, the Registrant has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Holders pursuant to the Contribution Agreement; and
     WHEREAS, it is a condition to the obligations of the parties under the Contribution Agreement that this Agreement be executed and delivered.
     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
     1.1 Definitions.
     “Advice” shall have the meaning provided by Section 2.3.
     “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with the Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Class B Common Units” means units representing limited partner interests of the Registrant designated as “Class B Common Units” and having the rights, obligations and such other terms as set forth in the Partnership Agreement.

     “Common Units” means units representing limited partner interests of the Registrant designated as “Common Units” and having the rights, obligations and such other terms as set forth in the Partnership Agreement.
     “Contribution Agreement” has the meaning provided in the Recitals.
     “Controlling Holders” means (a) P. Scott Martin and Phillip M Mezey, acting unanimously, as long as each holds any Registrable Securities (or securities convertible into Registrable Securities) or if no Registrable Securities (or securities convertible into Registrable Securities) have been distributed to any Holders by GPII, (b) P. Scott Martin, if he holds Registrable Securities (or securities convertible into Registrable Securities) and Phillip M. Mezey does not hold any Registrable Securities, (c) Phillip M. Mezey, if he holds Registrable Securities (or securities convertible into Registrable Securities) but P. Scott Martin does not hold any Registrable Securities, or (d) if neither P. Scott Martin nor Phillip M. Mezey hold any Registrable Securities (or securities convertible into Registrable Securities), the Holders holding a majority of the outstanding Registrable Securities (or securities convertible into Registrable Securities).
     “Current Market Price,” when used with reference to Registrable Securities or other securities on any date, shall mean the average of the daily market prices for the 30 consecutive Trading Days preceding such date (subject to equitable adjustment in the event of any stock dividends, splits, reverse splits, combinations, reclassifications and similar actions). The daily market price for each such Trading Day shall be: (a) the last sale price on such day on the principal national securities exchange or the NASDAQ National Market on which such security is then listed or admitted to trading; or (b) if no sale takes place on such day on any such exchange or market or if the security is not listed or admitted to trading on a national stock exchange or the NASDAQ National Market, the average of the bid and asked prices for the securities as furnished for such day by NASDAQ, or, if not furnished by NASDAQ, by any New York Stock Exchange, Inc. member firm regularly making a market in the securities and selected for such purpose by the General Partner. If the Registrable Securities or other securities are not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Current Market Price shall be deemed to be the Fair Market Value of such Registrable Securities or other security.
     “Damages” shall have the meaning provided in Section 2.5.1.
     “Demand Request” means a request for registration pursuant to Section 2.1.1(a).
     “Demand Registration” shall have the meaning provided in Section 2.1.1(a).
     “Equity Interest” means the equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust, trust company, land trust, business trust, sole proprietorship or other business entity or organization, and whether in the form of capital stock, ownership unit, limited liability company interest, limited or general partnership interest or any other form of ownership. For the avoidance of doubt, Equity Interests shall include Partnership Interests.

     “Equity Interest Equivalents” means all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any Equity Interest at the time of issuance or upon the passage of time or occurrence of some future event.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.
     “Fair Market Value” means, with respect to any security or asset, the amount that a willing buyer would pay an unaffiliated willing seller in an arm’s-length transaction to acquire ownership of such asset, with neither being under any compulsion to buy or sell, and both having reasonable knowledge of all relevant facts and taking into account all relevant circumstances and information, including market treatment of similar businesses, historical operating results and projections for future periods, as determined in good faith by the General Partner.
     “Flatrock” has the meaning provided in the preamble.
     “General Partner” means Regency GP LP, a Delaware limited partnership and the general partner of the Registrant.
     “Governing Body” shall mean the board of directors of Regency GP, LLC, a Delaware limited liability company.
     “Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
     “GPII” has the meaning provided in the Recitals.
     “Holder” and “Holders” shall have the meaning provided in the preamble to this Agreement.
     “Holder Affiliates” shall have the meaning provided in Section 2.5.1(a).
     “Inspectors” shall have the meaning provided in Section 2.2(g).
     “Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law of any Governmental Authority or any judicial or administrative interpretation thereof.
     “Material Adverse Business Effect” shall mean any event, change or effect that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Registrant and its subsidiaries, taken as a whole.
     “Material Adverse Securities Effect” shall mean any event, change or effect that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the price or success of a contemplated securities offering or the price or market for

Securities of the same class traded on any national securities exchange or on the Nasdaq National Market.
     “Original Registrable Securities” means the number of Common Units into which the Class B Common Units outstanding as of the date of this Agreement may be converted.
     “Participating Holders” shall mean, with respect to a particular Demand Request, the Holders electing to participate in such registration or offering.
     “Partnership Agreement” shall have the meaning provided in the Recitals.
     “Partnership Interest” shall have the meaning given such term in the Partnership Agreement, together with all Equity Interests and Equity Interest Equivalents representing an interest in the Registrant issued or distributed with respect to any Partnership Interest, into which any Partnership Interest is converted or reclassified or for which any Partnership Interest is exchanged.
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
     “Records” shall have the meaning provided in Section 2.2(g).
     “Registrable Amount” means, with respect to any Demand Registration or any takedown offering under a Demand Registration of Registrable Securities of the Registrant by the Registrant, Registrable Securities of the Registrant which represent in the aggregate, at least the lesser of (a) Registrable Securities which have a Current Market Price, at the time of the Registrant’s receipt of the Demand Request, of $4,500,000 or more or (b) 4% of the Original Registrable Securities of the Registrant.
     “Registrable Securities” means Common Units held by a Holder that have been (a) distributed by GPII to the Holder in compliance with the Contribution Agreement and the Partnership Agreement, and (b) that were originally issued upon conversion of Class B Common Units issued in connection with the transactions contemplated by the Contribution Agreement; provided, however, that Registrable Securities shall not include any Common Units (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (ii) which have been sold on any U.S. national securities exchange or quotation system on which the Common Units are then listed or traded, pursuant to Rule 144 or otherwise, (c) if a Holder holds in the aggregate less than 1% of the outstanding Common Units and such Common Units may then be sold pursuant to Rule 144 or (d) that have been sold, transferred, or disposed of by a Holder.
     “Registrant” shall have the meaning provided in the preamble to this Agreement.
     “Registration Expenses” shall have the meaning provided in Section 2.4.
     “Required Filing Date” shall have the meaning provided in Section 2.1.1(b).

     “Rule 144” means Rule 144 of the SEC promulgated under the Securities Act.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
     “Subsidiary” means, with respect to any Person, another Person owned directly or indirectly by such Person by reason of such Person owning or controlling an amount of the voting securities, other voting ownership or voting partnership interests of another Person that is sufficient to elect at least a majority of its board of directors or other governing body of another Person or, if there are no such voting interests, at least a majority of the equity interests of another Person.
     “Suspension Notice” shall have the meaning provided in Section 2.3.
     1.2 Rules of Construction. Unless the context otherwise requires:
(1)	a term has the meaning assigned to it;

(2)	“or” is not exclusive;

(3)	words in the singular include the plural, and words in the plural include the singular;

(4)	provisions apply to successive events and transactions;

(5)	“herein,” “hereof” and other words of similar import refer to this Registration Rights Agreement as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
REGISTRATION RIGHTS
     2.1 Right to Demand Registration.
          2.1.1 Request for Registration.
          (a) At any time beginning after the Class B Common Units are converted into Common Units in accordance with the Partnership Agreement, and after, and for so long as, the Registrant is entitled to effect a registration of the Registrable Securities on Form S-3 (or any successor form) under the Securities Act, the Controlling Holders may request the Registrant, in writing, to effect a registration under the Securities Act of the offer, sale and delivery, from time to time, of all or part of the Registrable Securities of the Registrant held by the Holders on a registration statement filed pursuant to Rule 415 promulgated under the Securities Act (a “Demand Registration”); provided, that the number of Registrable Securities to be included in such

Demand Registration by the Holders represents a Registrable Amount. The Holders shall be entitled to one Demand Registration requested by the Controlling Holders.
          (b) The Demand Request shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof. Subject to Section 2.1.3(a) hereof, the Registrant shall use its commercially reasonable efforts to (i) file a registration statement within 45 days after receiving the Demand Request (the “Required Filing Date”), (ii) to cause the same to be declared effective by the SEC as promptly as practicable after such filing, and (iii) to maintain the effectiveness of such registration statement continuously for two years or such shorter period of time that shall terminate the day after the date on which all of the Registrable Securities that are covered by the registration statement have been sold pursuant to the registration statement or the first day on which there shall cease to be any Registrable Securities held by the Holders that are included in the registration statement.
          (c) The Registrant shall not be obligated to file a registration statement if the Registrant shall at the time have effective a registration statement pursuant to which the Holder could effect the disposition of its Registrable Securities in the manner requested.
          (d) The Registrable Amount requirement shall not apply to any Demand Request if all Holders who hold Registrable Securities request inclusion therein of all Registrable Securities then held by them that are not otherwise included in another effective registration statement.
     2.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless (a) (i) the Controlling Holders shall have made a written request for a registration that is subsequently withdrawn with respect to a number of Registrable Securities such that the number of Registrable Securities requested to be included in such registration statement by Participating Holders is less than the applicable Registrable Amount after the Registrant has filed a registration statement with the SEC in connection therewith, (ii) the Registrant has performed its obligations hereunder in all material respects and (iii) there has not been any Material Adverse Business Effect, or (b) such registration statement is not declared effective solely as a result of the failure of the Holders to take all actions reasonably required in order to have the registration and the related registration statement declared effective by the SEC, in which case such demand will count as a Demand Registration unless the Participating Holders pay all Registration Expenses, as hereinafter defined, in connection with such withdrawn registration); provided, that, if after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration, unless such order, injunction or requirement shall have been imposed solely as a result of the actions of the Participating Holders or the failure of the Participating Holders to take all actions reasonably required in order to prevent such imposition, in which case such registration shall be counted as a Demand Registration without regard to whether it is so interfered with.

     2.1.3 Rights of Non-Controlling Holders. Upon receipt of any Demand Request from the Controlling Holders, the Registrant shall promptly (but in any event within 10 days) give written notice of such Demand Request to all other Holders of Registrable Securities of such Registrant, who shall have the right, exercisable by written notice to the Registrant within 15 days after their receipt of the Registrant’s notice, to elect pursuant to this Section 2.1.3 to include in such Demand Registration, such portion of their Registrable Securities of the Registrant as they may request.
          (a) Deferral of Filing. The Registrant may defer the filing (but not the preparation) of a registration statement required by Section 2.1 until a date not later than ninety (90) days after the Required Filing Date (or, if longer, ninety (90) days after the effective date of the registration statement contemplated by the following clause (x)(ii)) if the Governing Body determines that the requested registration would be materially detrimental to the Registrant and its partners because such registration would (x) materially interfere with (i) a significant acquisition, reorganization or other similar transaction involving the Registrant, or (ii) the primary offering by the Registrant of its own securities that the Registrant contemplated at the time it receives a Demand Request, (y) require premature disclosure of material information that the Registrant has a bona fide business purpose for preserving as confidential or (z) render the Registrant unable to comply with requirements under applicable securities laws. If the Registrant postpones the filing or effectiveness of a registration statement pursuant hereto, it shall promptly notify in writing the Holders of such determination and when the events or circumstances permitting such postponement have ended and at such time shall proceed with the filing of the registration statement as requested. If the Registrant shall postpone the filing of a registration statement pursuant hereto, then the Controlling Holders shall have the right to withdraw their request for registration by giving written notice to the Registrant at any time within five days after the date the Registrant notifies the Holders of its willingness to proceed within the filing of the registration statement and upon such withdrawal the withdrawal demand will not count as a Demand Registration.
     2.2 Registration Procedures. Whenever the Controlling Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Registrant will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and pursuant thereto the Registrant will as expeditiously as possible:
          (a) prepare and file with the SEC a registration statement on Form S-3 under the Securities Act with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective;
          (b) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than two years (or such lesser period as is required by Section 2.1.1(b)) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;
          (c) furnish to each seller of Registrable Securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller may reasonably request in order to facilitate the distribution of the Registrable Securities owned by such seller (it being understood that, subject to Section 2.3 and the requirements of the Securities Act and applicable state securities laws, the Registrant consents to the use of the prospectus and any amendment or supplement thereto by each seller in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);
          (d) promptly notify the Participating Holders and (if requested by any such Participating Holders) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, and (ii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (e) as promptly as practicable after the filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to the Participating Holders;
          (f) cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the Participating Holders may request and keep available and make available to the Registrant’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;
          (g) promptly make available for inspection by the Participating Holders and any attorney, accountant or other agent or representative retained by any such seller (collectively, the “Inspectors”) all financial and other records, pertinent corporate documents and properties of the Registrant (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Registrant’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order of a court of competent jurisdiction, the Registrant shall not be required to provide any information under this subparagraph (g) if (i) the Registrant believes, after consultation with counsel for the Registrant, that to do so would cause the Registrant to forfeit an attorney-client privilege that was applicable to such information or (ii) either (A) the Registrant has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Registrant reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless in the case of (i) or (ii), the Participating Holders requesting such information enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Participating Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Registrant and allow the Registrant, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
          (h) furnish to the Participating Holders a signed counterpart of (i) an opinion or opinions of counsel to the Registrant, and (ii) a comfort letter or comfort letters from the Registrant’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers reasonably request;
          (i) use all its commercially reasonable efforts to cause the Registrable Securities included in any registration statement to be listed on the Nasdaq National Market and on each other securities exchange, if any, on which similar securities issued by the Registrant are then listed;
          (j) provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement;
          (k) cooperate with the Participating Holders and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”);
          (l) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;
          (m) notify the Participating Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information, and provide the Participating Holders with copies of all correspondence with or from the SEC, the NASD or any Governmental Authority in connection with the proposed registration;
          (n) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus that, in the opinion of counsel for the Registrant, are required in connection with the distribution of the Registrable Securities; and
          (o) advise the Participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.
     2.3 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Registrant of the happening of any event of the kind described in Section 2.2(d)(ii), the Holder will forthwith discontinue disposition of Registrable Securities of the Registrant to which the Suspension Notice relates until its receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Registrant that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Registrant, such Holder will deliver to the Registrant all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such Suspension Notice. If the Registrant shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.2 hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when such Holder shall have received the copies of the supplemented or amended prospectus or the Advice. The Registrant shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.
     2.4 Registration Expenses. All expenses incident to the Registrant’s performance of or compliance with the provisions of this Agreement, including all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities), messenger and delivery expenses, the Registrant’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Securities, fees and expenses of counsel for the Registrant and its independent certified public accountants, securities acts liability insurance (if the Registrant elects to obtain such insurance), the fees and expenses of any special experts retained by the Registrant in connection with such registration, and the fees and expenses of other Persons retained by the Registrant and reasonable fees and expenses of one legal counsel for the Holders (which shall be selected by the Controlling Holders, subject to approval by the Registrant, such approval not to be unreasonably withheld, conditioned or delayed) (all such expenses being herein called “Registration Expenses”), will, subject to any other expense provision of this Agreement, be borne by the Registrant whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or any counsel (except as provided above), accountants, or other Persons retained or employed by any Holder.
     2.5 Indemnification.
     2.5.1 The Registrant agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder of Registrable Securities and each of its employees, advisors, agents, representatives, partners, officers, shareholders, members and directors and any agent or investment advisor thereof (collectively, the “Holder Affiliates”) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including attorneys’ fees and disbursements except as limited by Section 2.5.3 hereof) and any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (collectively, “Damages”) to which such Person may become subject under the Securities Act, the Exchange Act or other federal or state securities laws or regulation, at common law or otherwise, insofar as such Damages are based upon, arising out of or resulting from (a) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus relating to the offer and sale of Registrable Securities of the Registrant or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) any violation or alleged violation by the Registrant of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto, except insofar as the same are (A) made in reliance upon and in conformity with information furnished in writing to the Registrant by or on behalf of such Holder or any Holder Affiliate specifically for inclusion in the registration statement, or (B) made in any prospectus if such untrue statement or omission was corrected in an amendment or supplement to such prospectus delivered to the Holder prior to the sale of Registrable Securities and the Holder failed to deliver such amendment or supplement prior to or concurrently with the sale of Registrable Securities to the party asserting the claim underlying such Damages. The reimbursements required by this Section 2.5.1 will be made promptly by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.
     2.5.2 In connection with any registration statement in which any Holder is participating, each such Participating Holder will furnish to the Registrant in writing such information and affidavits as the Registrant reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each Participating Holder will indemnify the Registrant and its directors and officers and each Person who controls the Registrant (within the meaning of the Securities Act or the Exchange Act)

against any and all Damages based upon, arising out of, related to or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information or affidavit so furnished in writing by such Participating Holder or any of its Holder Affiliates specifically for inclusion in the registration statement; provided, that the obligation to indemnify will be several, not joint and several, among such Participating Holders of Registrable Securities, and the liability of each Participating Holder of Registrable Securities will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided further, that such Participating Holder shall not be liable in any such case to the extent that, prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Participating Holder has furnished in writing to the Registrant information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto that corrected or made not misleading information previously furnished to the Registrant. The Registrant and each Holder shall be entitled to receive indemnities from selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such Persons in similar circumstances.
     2.5.3 Any Person entitled to indemnification hereunder shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give such notice shall not limit the rights of such Person except to the extent that the indemnifying party is materially prejudiced thereby) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such Person, (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel in writing that there is a conflict of interest on the part of counsel employed by the indemnifying party to represent such indemnified party or (iv) the indemnified party’s counsel shall have advised the indemnified party that there are defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party and that the indemnifying party is not able to assert on behalf of or in the name of the indemnified party (in which case of either (iii) or (iv), if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party but shall have the right to participate through its own counsel). If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (c) such settlement or compromise contains a full and unconditional release of the indemnified party or (d) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to assume, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.
     2.5.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.5.1 or Section 2.5.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any Damages (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (or actions in respect thereof) (a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the Damages or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits of the indemnified party and indemnifying party from the offering of the securities covered by such registration statement, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5.4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.5.4. The amount paid or payable by an indemnified party as a result of the Damages referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.5.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.5.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of Damages that such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holder’s obligations in this Section 2.5.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by it and not joint.
     If indemnification is available under this Section 2.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.5.1 and Section 2.5.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.5.4.
     The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.
     2.6 Rule 144 and Rule 144A. At all times during which the Registrant is subject to the periodic reporting requirements of the Exchange Act, the Registrant covenants that it will use commercially reasonable efforts to file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request (including compliance with the current public information requirements of Rule 144(c) under the Securities Act), all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, the Registrant will provide reasonable and customary assistance (other than in connection with the registration of any such offering pursuant to a registration statement) to facilitate such Holder’s sale of Registrable Securities in block trades or other similar transactions. Notwithstanding the foregoing, nothing in this Section 2.6 shall be deemed to require such Registrant to register any of its securities pursuant to the Exchange Act.
ARTICLE 3
TERMINATION
     3.1 Termination. The provisions of this Agreement shall terminate on the earlier to occur of (a) three years after the date of this Agreement, and (b) the first date on which no Holder holds any Registrable Securities; provided, the provisions of Section 2.5 shall survive any termination of this Agreement.
ARTICLE 4
MISCELLANEOUS
     4.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by Telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):
     If to the Controlling Holders or the Holders collectively:
c/o Flatrock Production Company, LLC
300 E. Sonterra Blvd., Suite 1200
San Antonio, Texas 78258
Attn: President
Facsimile: (210) 494-6762

     with a copy to:
BlackBrush Oil & Gas, L.P.
300 E. Sonterra Blvd., Suite 1250
San Antonio, TX 78258
Attn: P. Scott Martin
Facsimile: (210) 495-0075
     If to a Holder individually, to the address or facsimile specified on such Holder’s signature page hereto.
     If to Registrant:
1700 Pacific Avenue, Suite 2900
Dallas, TX 75201
Attn: James W. Hunt
Facsimile: (214) 750-1749
     Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     4.2 Governing Law; Venue; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE CHOICE OF LAW PROVISIONS THEREOF) OF THE STATE OF TEXAS AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. Each party hereto hereby agrees that any action arising out of or relating to this Agreement (including any action concerning the violation or threatened violation of this Agreement) may be instituted in a federal or state court sitting in Dallas County, Texas. Each party hereby waives any objection that it may now or hereafter have to the laying of venue of any such action, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such action and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such lawsuit, claim or other proceeding brought in any such court has been brought in any inconvenient forum. In addition, each party consents to process being served in any such lawsuit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.2 shall affect or limit any right to serve process in any other manner permitted by law.

     4.3 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     4.4 Successors and Assigns. The provisions of this Agreement shall not be for the benefit of, applicable to or enforceable by any transferee of Registrable Securities, and such transferee shall not be deemed to be a Holder for purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon the Company, each Holder, and their respective successors and permitted assigns.
     4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Governmental Authority making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.
     4.6 Specific Performance. The Registrant recognizes that if the Registrant refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Holders for their injury. The Holders shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement and to seek appropriate remedies in furtherance thereof, including injunctions, without the necessity of posing bond or proving actual damages.
     4.7 No Waivers; Amendments.
          (a) No failure or delay on the part of the Registrant or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Registrant or any Holder at law or in equity or otherwise.
          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is with the written consent of the Registrant and the Controlling Holders.

     4.8 No Affiliate Liability. The partners, members, officers, directors, stockholders and Affiliates of any Holder, the Registrant or their respective Affiliates shall not have any personal liability or obligation to any Person arising under this Agreement in such capacities.
     4.9 Recapitalization, Exchanges Etc., Affecting Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities and to any and all securities of the Registrant or any successor or assign of the Registrant that may be issued in respect of an conversion of, in exchange for, or in substitution for Registrable Securities (whether by merger, consolidation, sale of assets or otherwise, including securities issued by a parent company in connection with a triangular merger) and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.
     4.10 Further Assurances. Each party shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
     4.11 Entire Agreement. This Agreement (including all schedules and exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.
     4.12 Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one Agreement between each of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart. Each party hereto hereby acknowledges the effectiveness of, and agrees to accept, facsimile signatures of any other party hereto for purposes of executing this Agreement.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Registrant:	REGENCY ENERGY PARTNERS, L.P.

	By:	Regency GP LP, its General Partner

		By:	Regency GP LLC, its General Partner

		By:	/s/ Charles M. Davis Jr.

Charles M. Davis Jr.
Senior Vice President —
Corporate Development

Holders:	FLATROCK PRODUCTION COMPANY, LLC

	By:	/s/ P. Scott Martin

	Name:	P. Scott Martin

	Title:	Manager

300 E. Sonterra Blvd., Suite 1250
San Antonio, Texas 78258
Facsimile: (210) 494-6762

/s/ P. Scott Martin

P. Scott Martin

Address:
2318 Park Creek
San Antonio, Texas 78259
Fax:

/s/ Phillip M. Mezey

Phillip M. Mezey

Address:
300 Fawn Drive
San Antonio, Texas 78231
Fax: (210) 495-0075

/s/ Don E. Cole

Don E. Cole

Address:
767 Happy Hollow Drive
Bandera, Texas 78003
Fax:	(830) 999-3404

/s/ Clay Y. Smith

Clay Y. Smith

Address:
111 William Classen
San Antonio, Texas 78232
Fax:	(210) 494-6762

/s/ Thomas H. Flowers

Thomas H. Flowers

Address:
94 Mossy Cup
San Antonio, Texas 78231
Fax:	(210) 495-0075

/s/ Eric S. Friedrichs

Eric S. Friedrichs

Address:
125 Lauren Ct.
La Venin, Texas 78121
Fax:	(210) 495-0075

/s/ Dorothy L. McCoppin

Dorothy L. McCoppin

Address:
876 Lakeview Tr.
McQueeney, Texas 78123
Fax:	(210) 495-0075

/s/ Mark A. Norville

Mark A. Norville

Address:
209 South Manton Lane
San Antonio, Texas 78213
Fax:	(210) 495-0075

/s/ David S. O’Dell

David S. O’Dell

Address:
300 East Sonterra, Suite 1250
San Antonio, Texas 78258
Fax: (210) 494-6762

/s/ Margie L. Zolkoski

Estate of Martin H. Zolkoski

Address:
12838 Oak Village
Montgomery, Texas 77356
Fax: